UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2015

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts		01720
(Address of Principal Executive Offices)		(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.02 in a Current Report on Form 8-K, filed September 17, 2015 (the “Original Filing”), in which Psychemedics Corporation (the “Company”) reported the appointment of A. Clinton Allen as an additional director of the Company. This Current Report is intended to correct the information re the committees of the Board that Mr. Allen will serve on and to report the grant of an equity award to Mr. Allen in connection with his appointment, and additional reportable events that occurred at the meeting at which Mr. Allen was appointed. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

ITEM 1.01	Entry into Material Definitive Agreement

On September 15, 2015, the Company amended its equipment financing arrangement with Banc of America Leasing & Capital, LLC (the “Lender”), including its Master Loan and Security Agreement and related documentation (collectively the “Equipment Loan Arrangement”) pursuant to which the amount Company has the ability to finance, at its option, was increased by $1.8 Million of new and used equipment purchases. Each such purchase that is financed under the Equipment Loan Arrangement is documented by the execution of an equipment note (each an “Equipment Note”). Each Equipment Note has a maturity date of 60 months from the applicable loan date, and shall bear interest at the then current 30-day LIBOR rate + 2.00% (which would amount to an annual rate of 2.21% as of the date of filing of this report), or at such rate as the parties may otherwise mutually agree. Principal and interest are payable over the 60-month repayment period and principal can be repaid without premium or penalty under any Equipment Note unless it is a fixed rate loan. Borrowings under the Equipment Loan Arrangement, as amended, are secured by a first priority security interest in the equipment to be acquired with the proceeds of the Equipment Notes. Under the Equipment Loan Arrangement, the Company is subject to a maximum quarterly funded debt to EBITDA ratio and a minimum fixed charge coverage ratio. A description of the original Equipment Loan Arrangement is provided under the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2014, and a copy of the documentation evidencing the Equipment Loan Arrangement was included as Exhibits 10.2 and 10.3 to the Company’s Quarterly Report on Form 10-Q for the First Quarter of 2014 filed on May 1, 2014. As of the date of filing of this report, the Company has executed Equipment Notes covering an aggregate of $8.1 million under the Equipment Loan Arrangement, including a draw down of $1.1 million on September 15, 2015 pursuant to an equipment note that has maturity date of September 15, 2020. The total outstanding balance on all notes as of this filing is $6.3 million, with $701 thousand available for borrowing.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1)      On September 15, 2015, the Board of Directors (the “Board”) of Psychemedics Corporation elected A. Clinton Allen as a director of the Company effective as of September 15, 2015. In connection with the election, the Board increased the number of directors constituting the Board from four to five.

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Mr. Allen had previously served as Vice Chairman of the Company from 1990 to 2000 and Chairman from 2000 to 2002. He will join the Board as an independent member.

(d)(3)      In connection with the appointment by the Board of Directors of the Company of A. Clinton Allen on September 15, 2015, Mr. Allen was also appointed to serve on the Company’s Audit and Nominating Committees.

(d)(5)      In connection with the appointment by the Board of Directors of the Company of A. Clinton Allen on September 15, 2015 to serve as an additional director, the Board of Directors of the Company approved, under and pursuant to the Company’s 2006 Incentive Plan, as amended (the “2006 Incentive Plan”), the grant of a Stock Unit Award to Mr. Allen covering 1,000 shares of the Company’s Common Stock. The award vests with respect to 50% of the shares covered thereby on the first anniversary date of the date of grant and the balance of 50% on the second anniversary date of the date of grant, subject to continued service on the Board of Directors during the vesting period.

In the event of a change in control of the Company (as defined in the 2006 Incentive Plan), or in the event of termination of the recipient’s service on the Board on account of his retirement, disability or death, any unvested portion of the award shall become fully vested, provided that the recipient has been continuously served as a director through the date immediately prior to the effective date of such change in control or such termination, as the case may be.

Mr. Allen will also be compensated, and will be eligible to participate in the Company’s compensation plans and arrangements, in the same manner as the Company’s other independent directors, as described in the Company’s proxy materials filed with the U.S. Securities and Exchange Commission.

(e)           On September 15, 2015 the Compensation Committee of the Board of Directors of the Company approved, under and pursuant to the 2006 Incentive Plan, the grant of stock options to certain of the Company’s executive officers and a non-employee director, as indicated below.

Name and Title	No. of Shares

Raymond C. Kubacki	22,000
Chairman, Chief Executive Officer and President
Neil L. Lerner	2,000
Vice President – Finance
Fred J. Weinert	22,000
Director

The options all have terms of 10 years, have an exercise price of $10.21 per share, representing the Company’s closing price on September 15, 2015, and become exercisable with respect to 20% of the shares covered thereby one year from the grant date and with respect to an additional 20% on each of the next four anniversary dates thereafter, subject to continued service to the Company during the vesting period. In the event of a change in control of the Company (as defined in the 2006 Incentive Plan), or in the event of termination on account of the retirement, disability or death of the optionee, any unvested stock options shall become fully vested, provided that the recipient has been continuously employed by the Company through the date immediately prior to the effective date of such change in control or such termination, as the case may be.

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The above description of the stock option agreements is qualified in its entirety by reference to the text of the forms of stock option agreements evidencing such grants, forms of which shall be attached as exhibits to the Company’s next quarterly report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION

Dated: September 21, 2015	By:	/s/ Neil Lerner
Neil Lerner, Vice President - Finance

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